                                                                     EXHIBIT 5.1
                                                                           Draft

                            [FOLEY, HOAG & ELIOT LLP]











                                        June 14, 1996



BACHMAN Information Systems, Inc.
8 New England Executive Park
Burlington, Massachusetts  01803

Gentlemen:

     We are familiar with the Registration Statement on Form S-4 (the "Registration Statement") filed today with the Securities and Exchange Commission by BACHMAN Information Systems, Inc., a Massachusetts corporation (the "Company"), relating to an aggregate of 4,850,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), to be issued in connection with the proposed merger of a subsidiary of the Company into Cadre Technologies Inc.

     Based upon the foregoing, we are of the opinion that (a) the Company has corporate power sufficient for the issuance in the manner set forth in the S-4 Registration Statement of the shares of its Common Stock issued or to be issued pursuant to the provisions of the Agreement and Plan of Merger dated March 25, 1996 (the "Merger Agreement"), (b) the Company has taken all necessary corporate action required to authorize the issuance and sale of 4,850,000 shares upon consummation of the proposed merger, and (c) when the merger is effective under the provisions of the Merger Agreement and corresponding Articles of Merger have been filed with the Massachusetts State Secretary, the shares will be validly and legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as part of the S-4 Registration Statement.

                                                     Very truly yours,

                                                     FOLEY, HOAG & ELIOT LLP



                                                     By DAVID W. WALKER
                                                        ------------------------
                                                        A Partner



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